Exhibit 99.2

NUTRIBAND INC

AND

CARMEL BIOSCIENCES

ACQUISITION AGREEMENT

THIS ACQUISITION AGREEMENT (“Agreement”) is entered into and made effective as of September 21, 2018 (the “Effective Date”), by and among Nutriband, Inc., a Nevada corporation with an address at 121 S. Orange Ave, Orlando, FL, 32801 (“NUTRIBAND”) and Carmel Biosciences Inc., a Georgia company with an address at 5673 Peachtree Dunwoody Road, Suite 440 Atlanta, GA 30342. (CARMEL)

(“CARMEL”).

RECITALS

WHEREAS, Nutriband desires to purchase all of the shares of CARMEL used in the Business; and

WHERAS, CARMEL has agreed to grant to Nutriband all of the assets and shares of CARMEL used in the Business pursuant to the terms and conditions of this Agreement.

WHERAS, Dr. Bobby Khan and team will join the NUTRIBAND and remain in managerial positions with CARMEL as head of NUTRIBAND’s oral solution subsidiary

WHERAS, NUTRIBAND has agreed to acquire and CARMEL has agreed to be acquired with specific respect to

1.	CAR-509, CAR-510, CAR-511, and CAR-512 and any future developments.

2.	CAR-208 rights

3.	Carmel’s nutraceutical platform--five products.

4.	Rights to market Prexxartan as a Nutriband product

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

ARTICLE I
100% ACQUISITION

1.1 ACQUISITION. NUTRIBAND acquires 100% of CARMEL, including, all of the right, title and interest in and to all of the tangible and intangible assets owned by CARMEL or to which it is entitled and belonging to or used or intended to be used in the Business, of every kind and description and wherever located (collectively, the “Assets”), as of Closing (which takes place following satisfactory completion of the audit and upon the terms and conditions set forth in this Agreement). The Assets shall be conveyed free and clear of all liabilities, obligations, liens, claims and encumbrances, except only those liabilities and obligations that are to be assumed by NUTRIBAND.

1.2 The Assets. The Assets to be sold and purchased hereunder, include, but shall not be limited to:

(i) There will be no cash balance of CARMEL ;

(ii) All receivables and debt due at the time of Closing belong to current shareholders.

(iii) all inventories of CARMEL, including without limitation all raw materials, work in progress, finished goods (including inventories of finished products held for packaging and/or shipping and all types of inventories which are in transit or being held by third parties) and all production, shipping and packaging supplies;

(iv) all prepaid expenses, including deposits and credits of CARMEL belong to CARMEL;

(v) all fixed assets of CARMEL including all machinery, equipment, tools, handling equipment and accessories and supplies;

(vi) all office furniture and furnishings, equipment and supplies of  CARMEL;

(vii) all of CARMEL’s right, title and interest as tenant in and to leases and interests in real property (the “Real Property”), together with all of CARMEL ’s right, title and interest in and to all easements, rights and appurtenances thereto;

(viii) all of CARMEL’S right, title and interest in and to all plants, buildings, structures, erections, improvements and fixtures located on or forming part of the Real Property;

(ix) all of CARMEL’S right, title and interest in, to and under all domestic and foreign patents, patent applications, patent licenses, assignable software licenses, assignable know-how licenses and technology transfer agreements, trade names, trademarks, brand names, logos, copyrights, unpatented inventions, discoveries, conceptions, reductions to practice, service marks, trademark and service mark registrations and applications; For expired IP, NUTRIBAND will re file Patent applications at the closing of this deal.

(x) all of CARMEL’s right, title and interest in and to trade secrets, know-how (including, without limitation, proprietary know-how and use and application know-how) manufacturing, engineering and other drawings, technology, technical information, engineering data, design and engineering specifications, formulae, processes, blueprints, sketches, schematics, flow sheets, flow diagrams, magnetic media such as audio tapes, computer disks, micromedia such as microfilm and microfiche, promotional literature and similar data (all rights referred to in 1 .2(ix) and 1.2(x) together referred to as the “Intellectual Property”);

(xi) all of the Business’s existing books, general, financial, tax and personnel records, correspondence and other documents, records and files, and all data systems and customer information to enable NUTRIBAND to continue the design, manufacture and sale of the Business’s products and services;

(xii) the full benefit of all leases of, and conditional sales contracts and title retention agreements relating to, machinery and equipment of which CARMEL is lessee;

(xiii) the full benefit of all contracts or commitments to which CARMEL is entitled, including without limiting the generality of the foregoing,

(A) all unfilled orders received by CARMEL; and

(B) all forward commitments to CARMEL for fixed assets, subleases, services, inventory, supplies or materials entered into in the usual and ordinary course of the Business, whether or not there are any written contracts with respect thereto;

(xiv) the full benefit of all licenses, and all registrations and permits of CARMEL to environment, health and safety matters, and all other assignable registrations and permits;

(xv) the goodwill of CARMEL;

(xvi) all computer aided design and other product development equipment of CARMEL ; and

(xvii) all claims, causes of action, rights of recovery, refunds and rights of set-off of any kind of CARMEL, except insofar as necessary to offset a claim against CARMEL but for which CARMEL does not recover money.

(xviii) all insurance proceeds and the full benefit of all insurance policies of CARMEL, including without limitation those described in Section 3.12 hereof.

(ii)  assets related to employee benefit plans which are not assumed by CARMEL.

1.3 Liabilities.

(a) Assumed Liabilities. Subject to Section 1.4(b) below, NUTRIBAND shall assume, pay, fulfill, perform or otherwise discharge CARMEL ’s liability for (i) post-Closing obligations under the facility and equipment leases of CARMEL as of the Closing Date (ii) contracts and accounts payable relating to the purchase of inventory, sale of products and similar agreements that may arise prior to the Closing Date in the ordinary course of operations of the Business in accordance with CARMEL ’s prior practice; (iii) and all sales and transfer taxes and fees, if any, and its purchase of the Assets hereby.

ARTICLE II
PURCHASE PRICE AND CLOSING

2.1 Purchase Price. The purchase price for the Assets shall be 350,000 shares of restricted common stock of NUTRIBAND to be paid following the completion of a company audit at which time the deal will contractually close.

2.2 Closing.

(a) Upon the signing by both parties on the effective date the 350,000 shares shall be split between CARMEL directors as deemed fit.

(b) At the Closing, carmel shall deliver to Nutriband:

(i) a duly executed Bill of Sale;

(ii) duly executed assignments of CARMEL’s right, title and interest in and to, or licenses to practice, the Intellectual Property;

(iv) duly executed assignments of CARMEL’ right, title and interest in, to and under each contract and license to be assigned pursuant to this Agreement;

(v) evidence of the release of all liabilities, obligations, liens, claims and encumbrances on or against the Assets;

(vi) such other instruments of assignment or conveyance as NUTRIBAND may reasonably request as necessary or appropriate to vest in NURRIBAND’s good and marketable title to the Assets; and

(vii) possession of all tangible assets of the Business.

(c) At the Closing and completion of audit, NUTRIBAND shall have 350,000 shares of Nutriband common stock issued to Bobby Khan and all CARMEL shareholders to be distributed as discussed in point 2.2.

ARTICLE III
GENERAL PROVISIONS

3.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts executed and performed in such State, without giving effect to conflicts of laws principles.

3.2. Within 75 days should an audit not be complete and according to SEC guidelines the agreement will be rescinded and or re-negotiated.

IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the date first above written.

NUTRIBAND CORPORATION

By:
Name:	Gareth Sheridan
Its:	CEO

“Nutriband”

CARMEL BIOSCIENCES

By:
Name:	Dr. Bobby Khan
Its:	CEO

“Carmel”

Dr. Bobby Khan

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